Exhibit 10.5  Agreement for Sale of LLC Membership Units


                          AGREEMENT FOR SALE OF
                           LLC MEMBERSHIP UNITS
                           --------------------

      MEMBERSHIP UNIT PURCHASE AGREEMENT made and entered into as of September 15, 2004, by and between SBI Oil and Gas Resource Exploration LLC, a Delaware limited liability company (the "Seller") and Aztec Oil & Gas, Inc., a Nevada corporation (the "Buyer").

      Whereas, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, a 31.283% membership unit interest (the "Units") in Z2, LLC, a Florida limited liability company ("Z2") on the terms and conditions set forth herein;

      Now, therefore, in consideration of the mutual covenants, agreements, undertakings, representations, and warranties contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Buyer agree as follows:

      1. Sale and Purchase of Membership Units. At the Closing provided for in Paragraph 3, the Seller shall sell and transfer the Units to the Buyer against payment by the Buyer of the Purchase Price provided for in Paragraph 2.

      2. Purchase Price of Membership Units. The Purchase Price for the Units is:

     (a) The assumption and agreement to pay the unpaid balance of the Purchase Price Obligation in the amount of Two Hundred Sixty-Five Thousand Dollars ($265,000) described in that certain agreement for sale of 8.083 LLC Membership Units dated August 1, 2004 by and between Business and Financial Consultants, LLC, a Florida limited liability company, as Seller, and SBI Oil and Gas Resource Exploration, LLC, a Delaware limited liability company, as Buyer.

     (b) The execution and delivery by Buyer of a Promissory Note in the original principal amount of Two Hundred Fifty Thousand Dollars ($250,000) payable on or before the expiration of two years after date and convertible, at the option of the holder, into Two Hundred Fifty Thousand (250,000) shares of common stock of Buyer in the form and substance attached hereto as Exhibit A.

     (c) Four Hundred Thousand (400,000) shares of common stock of Buyer bearing the following restrictive legend:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN
       THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

      3. Closing. The Closing of the sale and purchase of the Units shall take place in Houston, Texas on such date and at such time as the Parties shall agree, with an effective date of September 15, 2004. At the Closing, the Seller shall deliver to the Buyer the original Membership Certificate, a copy of which is attached as Exhibit B, representing the Units, duly endorsed to the Buyer or as the Buyer may direct. At the Closing, the Seller and the Buyer shall execute and deliver an Assignment of Limited Liability Company Interest with respect to the Units (the "Assignment Document"), and the Seller shall obtain and deliver the signatures to such Assignment Document by all members of Z2 indicating their consent to the transfer of the Units and the admission of the Buyer as a member of Z2.

      4. Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer as follows:

      (a) Organization and Qualification. Z2 is a duly organized and validly existing limited liability company under the laws of the State of Florida. Z2 has the power, authority and capacity to own, lease and operate its properties, and to carry on its business, as the same is now being conducted. Z2 is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to do so would not have an adverse material effect on Z2. The total outstanding equity ownership of Z2 consists of 100 membership units.

      (b) The Units. The Seller is the lawful owner of the Units, and the Seller has the full power and authority to sell such Units, free and clear of any liens or encumbrances whatsoever. All of the Units have been validly issued and are fully paid and nonassessable and not subject to any capital call or requirement to make any further capital contribution to Z2, except as provided in the Z2, LLC Agreement Between Equity Holders among the members of Z2 dated May 17, 2004 (the "Equity Holders' Agreement"). No person has any present or future right (conditional, preemptive or otherwise) to acquire any of the Units which has not been effectively waived with respect to the sale and transfer contemplated hereby.

      (c) Due Authorization; Enforceability. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the sale and transfer of the Units) has been duly authorized by all requisite action on the part of the managers and members of the Seller. This Agreement constitutes the valid and binding obligation of the Seller, enforceable in accordance with its terms.

      (d) No Breach or Conflict. The sale of the Units contemplated by this Agreement does not conflict with, or result in a breach of, or a default under, the Operating Agreement of Z2 or any agreement or instrument to which Z2 or the Seller is a party or by which Z2 or the Seller or the Units are bound.

      (e) Access to Information and Full Disclosure. The Seller has provided, and until the Closing will continue to provide, to the Buyer the opportunity to ask questions of and receive answers from representatives of Z2 concerning the business and prospects of Z2 and to obtain any additional information necessary to verify the information provided to the Buyer or otherwise relative to the finances and business of Z2, to the extent that the Seller possesses such information or can acquire it without unreasonable effort or expense.
The Seller is not aware of any material fact regarding Z2, the business and prospects of Z2, or the industry in which Z2 operates which has not been disclosed to the Buyer.

      5. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller as follows:

     (a) Organization and Qualification. Buyer is a duly organized and validly existing limited liability company under the laws of the State of Nevada. Buyer has the power, authority and capacity to own, lease and operate its properties, and to carry on its business, as the same is now being conducted.

     (b) Due Authorization; Enforceability. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the sale and transfer of the Units) has been duly authorized by all requisite action on the part of the board of directors of the Buyer. This Agreement constitutes the valid and binding obligation of the Buyer, enforceable in accordance with its terms.

     (c) No Breach or Conflict. The sale of the Units contemplated by this Agreement does not conflict with, or result in a breach of, or a default under any agreement or instrument to which Buyer is a party or by which Buyer is bound.

     (d) Investment Intent. The Buyer is purchasing the Units for investment and has no present intent of engaging in a distribution (as such term is defined in the Securities Act of 1933, as amended) of such Units.

     (e) Knowledge and Experience. The Buyer is an "accredited investor" (as such term is defined in Registration D under the Securities Act of 1933, as amended), is knowledgeable and experienced in businesses of the sort conducted by Z2, and acknowledges that it has had the opportunity to make inquiry of management of Z2 concerning the business and financial condition of Z2 and has received answers to its inquiries that it considers fully responsive and satisfactory.

     (f) Investment Risk. The Buyer understands that the Units have not been registered under the Securities Act of 1933, as amended, were acquired by the Seller in a transaction exempt from the provisions of such Act, and are being sold and transferred to the Buyer in a transaction which the Seller (in reliance on the representations and warranties made by the Buyer herein) believes is exempt from such registration requirements; that there is no public market for the Units; and that the Buyer may be required to hold the Units indefinitely. The Buyer is capable of evaluating the merits and risks involved in the acquisition of the Units and is capable of bearing the economic risk of such investment.

     (g) Shares Duly Authorized. The 400,000 shares of common stock of Buyer described in paragraph 2(c) hereinabove, have been duly authorized and, when delivered to Seller, will be validly issued, fully paid and non-assessable shares of common stock of Buyer.

      6. Corporate Governance. The Seller and the Buyer agree that the Buyer is acquiring the Units subject to the terms of the Equity Holders' Agreement and of the Articles of Organization and Regulations of Z2.

      7. Provisions to Survive Delivery. The representations, warranties, covenants, indemnities, understandings, agreements, and other statements of the Seller and the Buyer set forth in, or made in connection with, this Agreement and the sale of the Units contemplated hereby, shall survive transfer of, and payment for, the Units.

      8 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Texas. All questions with respect to the construction of this Agreement and the rights and liabilities of the parties to this Agreement shall be governed by the laws of the State of Texas. Any action or proceeding arising out of or relating to this Agreement shall be brought in the State of Texas.

      9. Assignment. Neither this Agreement nor any interest of any party herein may be assigned, pledged or transferred without the prior written consent of the parties hereto and subject to the provisions outlined in the Equity Holders' Agreement.

      10. Binding Effect. This Agreement shall inure to the benefit of, and is binding upon, the parties hereto, and their respective heirs, representatives, successors, assigns, and controlling person, but nothing herein shall be construed as an authorization or right of any party to assign its rights and obligations under this Agreement.

      11. Waiver. No waiver of any provision hereof shall be valid unless it is in writing and signed by the person against whom it is charged.

      12. Notice. Any notice or demand required or permitted to be given pursuant hereto must be in writing delivered personally or mailed by certified mail, postage prepaid, addressed to the person at the address specified below, or at an address changed in this manner.

If to the Buyer:        L. Mychal Jefferson, II, CEO
                        Aztec Oil & Gas, Inc.
                        770 South Post Oak Lane, Suite 435
                        Houston, Texas 77056

With a copy to:
                        Robert L. Sonfield, Jr., Esq.
                        Sonfield & Sonfield
                        770 South Post Oak Lane, Suite 435
                        Houston, Texas 77056

If to the Seller:       Matthew McGovern
                        SBI-USA LLC
                        610 Newport Center Drive, Suite 1205
                        Newport Beach, California 92660

With a copy to:
                        Melissa A. Mahler, Esq.
                        Nixon Peabody LLP
                        Clinton Square
                        P.O. Box 31051
                        Rochester, New York 14603

      13. Entire Agreement. This Agreement constitutes the entire agreement upon the parties hereto with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the 15th day of September, 2004.

                                 SBI Oil and Gas Resource Exploration LLC


                                 By _______________________________
                                    Shelly Singhal

                                     Aztec Oil & Gas, Inc.


                                 By _______________________________
                                    L. Mychal Jefferson, II, CEO

                                 By _______________________________
                                    Robert L. Sonfield, Jr.
                                    Attorney-In-Fact

Exhibit 10.6  -  Term Credit Agreement

                             TERM CREDIT AGREEMENT

     THIS TERM CREDIT AGREEMENT (this "Agreement") is made and entered into as of August 12, 2004, by and between Aztec OIL & GAS, Inc., FKA Aztec Communications Inc. ("Borrower") and HONG KONG LEAGUE CENTRAL CREDIT UNION ("Lender"), with reference to the following:

                                   WITNESSETH:

     WHEREAS, Lender desires to make a Term Loan to Borrower, and Borrower desires to borrow from Lender the amount of such Term Loan, subject to and in accordance with the terms and conditions set forth herein, and in the Term Note Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the delivery, receipt, and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

      "Business Day" means a day (a) other than Saturday or Sunday, and (b) on which commercial banks are open for business in New York, New York, and Los Angeles, California.

      "Closing Date" means the date each of the conditions precedent set forth in Section 5 hereof is fully satisfied.

      "Event of Default" has the meaning set forth in Section 8.

      "Interest Rate" has the meaning set forth in Section 2(c).

      "Maturity Date" has the meaning set forth in Section 2(b).

      "Note" has the meaning set forth in Section 2(d).

      "Person" means an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or any other juridical entity.

      "Term Loan" has the meaning set forth in Section 2(a).

2.    Amount and Terms of the Term Loan.

      (a)    Term Loan Advance.   Subject to the terms and conditions of this
Agreement, Lender hereby agrees to make a loan to Borrower (the "Term Loan") on the Closing Date m the principal amount of One Million Nine Hundred Fifty Thousand U.S. Dollars (U.S.$ 1,950,000), which amount may be repaid at any time prior to the Maturity Date without premium or penalty, but may not be reborrowed once repaid.

      (b) Term. All unpaid principal and accrued but unpaid interest of the Term Loan shall, subject to subsection (c) below, be payable in full on July 31, 2005 (the "Maturity Date").

      (c) Interest Rate and Interest Payments. Borrower shall pay interest on the unpaid principal amount of the Term Loan from the Closing Date until the Maturity Date, at a rate equal to ten percent (10.0) per annum (the "Interest Rate"). Subject to Section 2(e) and 2(g) below, interest on the outstanding principal amount of the Term Loan shall be due and payable to Lender in arrears on the last Business Day of each calendar month, commencing on the first of such dates following the Closing Date until the Maturity Date, at which time all accrued but unpaid interest shall be due and payable.

      (d) Promissory Note. The Term Loan shall be evidenced by a promissory note (the "Note") in the form of Exhibit "A" attached hereto, duly executed and delivered to Lender by Borrower.

      (e) Interest on Event of Default. Upon the occurrence and during the continuance of an Event of Default, Borrower agrees to pay interest on the entire unpaid principal amount of the Term Loan, as well as on any interest or other amount past due, from the date of such Event of Default until the date the same is cured in full, payable on demand, at a fluctuating rate per annum equal at all times to the Interest Rate plus two percent (2.0).

      (f) Manner of Payment. All payments of principal or interest hereunder or under the Note shall be delivered to Lender in immediately available funds on the date due at such place as Lender may from time to time designate.

      (g) Limitation on Interest Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected by Lender or any holder of the Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has charged or received interest hereunder or under the
Note in excess of the highest applicable rate, the rate in effect hereunder and under the Note shall automatically be reduced to the maximum rate permitted by applicable law and Lender shall apply all interest paid in excess of the maximum lawful rate to the principal balance of the amounts outstanding hereunder and under the Note. It is the intent of the parties hereto that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower to Lender under applicable law.

    3. Representations and Warranties, hi order to induce Lender to enter into this Agreement and to make the Term Loan contemplated hereunder. Borrower hereby represents and wan-ants to Lender as follows:

      (a) Legal Status. Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. Borrower is qualified or licensed to do business, and is in good standing as a foreign corporation in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

      (b) Authorization and Validity. This Agreement and the Note have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof and thereof will constitute legal, valid and binding agreements and obligations of Borrower, enforceable in accordance with their respective terms.

      (c) No Conflict. The execution, delivery, and performance by Borrower of this Agreement and the Note do not and will not conflict with the terms of the Certificate of Incorporation or bylaws of Borrower, violate any provision of any judgment, decree or order of any court or governmental authority by which Borrower is bound, or any provision of any law or regulation applicable to Borrower, or result in a breach of or constitute a default under any contract, obligation, indenture, or other instrument to which Borrower is a party or by which Borrower may be bound.

      (d) No Consents. The execution, delivery, and performance by Borrower of this Agreement and the Note do not and will not require any authorization, approval, or other action by, or notice to or filing with, any governmental authority, regulatory body, or any other person or entity.

      (e) Use of Proceeds. No proceeds of the Term Loan will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

      (f) Margin Stock. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G or U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Term Loan will be used to purchase or carry any margin stock or extend credit to others for the purpose of purchasing or carrying any margin stock, or be used for any purpose which violates or is inconsistent with the provisions of Regulation X of said Board of Governors.

   4. Covenants. Borrower hereby covenants that until all amounts outstanding hereunder and under the Note have been indefeasibly paid in full, it shall:

      (a) Punctual Payments. Punctually pay the interest and principal with respect to the Term Loan as provided herein and in the Note.

      (b) Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and comply with the provisions of all documents pursuant to which it is organized and/or which govern its continued existence; maintain all licenses, permits, governmental approvals, rights, privileges, and franchises necessary for the conduct of its business; and conduct its business in an orderly and regular manner and in accordance with all laws, rules, regulations, and orders of any governmental authority having jurisdiction over it or its business.

      (c) Books and Records. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Lender, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect its assets and properties.

   5. Conditions Precedent to Term Loan. The obligation of Lender to make the Term Loan shall be subject to the condition precedent that Lender shall have received each of the following, each in form and substance satisfactory to Lender:

      (a)    This Agreement, duly executed by all of the parties hereto;

      (b)   The Note, duly executed by Borrower;

      (c) Such additional supporting documents as Lender or its counsel may reasonably request.

   6. Survival of Representations and Warranties. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement or the Note shall be true at the time of Borrower's execution of this Agreement and the Note, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

   7. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" and shall, at the option of Lender, require immediate payment in full of all sums then remaining unpaid hereunder and under the Note:

      (a) Failure to Pay the Note. The failure of Borrower to pay any principal, interest or other amount due under the Note when due and payable.

      (b) Breach of Covenant. Representation or Warranty. The failure of Borrower to perform or observe any covenant, condition or agreement contained in this Agreement (other than the payment obligations, the breach of which shall be governed by subsection (a) above) where such failure is not cured within five (5) Business Days, or any representation or warranty made or deemed made by any of them under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made.

      (c) Non-Payment of Indebtedness. Borrower shall default in the payment when due of any indebtedness for borrowed money if the effect of any such default is to cause or permit the acceleration of such indebtedness, or to permit the holder of any note evidencing such indebtedness to cause the same to become due prior to its stated maturity.

      (d) Insolvency. Borrower shall become insolvent; admit in writing its inability to pay its debts as they mature; make an assignment for the benefit of creditors; or if bankruptcy proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against it and, if instituted against it, the same is not dismissed within thirty (30) days of the filing thereof.

      (e) Dissolution. Any order, judgment, or decree shall be entered against Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty
(30) days; or Borrower shall otherwise dissolve or cease to exist.

   8. Remedies. If an Event of Default shall occur, all amounts outstanding hereunder or under the Note, notwithstanding any term of this Agreement or the Note to the contrary, shall at Lender's option and without notice to Borrower become immediately due and payable, without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower. All rights, powers and remedies of Lender in connection with this Agreement and the Note may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

   9.     Miscellaneous.

      (a) Failure or Indulgence Not Waiver. No failure or delay on the part of Lender, or any holder of the Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or of any other right, power or privilege.

      (b) Modification. No modification, amendment or waiver of any provision of this Agreement or the Note, nor the consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall have been approved by Lender and shall be in writing signed by Lender and, with respect to any amendment, Borrower. Such waiver or consent shall then be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

      (c) Notices. Except as otherwise expressly provided herein, any notice herein required or permitted to be given shall be in writing and shall be deemed effective when personally delivered, mailed, telecopied (with a confirming copy sent by mail) or delivered by telex to the appropriate party at the address set forth below (or at such other address as may be designated by either party in a written notice sent in accordance with this Section):

If to Borrower:             Aztec Oil & Gas, Inc.
                            3730 Kirby Drive, Suite 1200
                            Houston, TX 77098
                            Telecopy No.: 949-679-7280

If to Lender:               Hong Kong League Central Credit Union
                            c/o Bermuda Trust (Hong Kong) Limited
                            44/F Edinburgh Tower
                            The Landmark, 15 Queen's Road C
                            Hong Kong

with a copy to:             SBI Advisors, LLC
                            2361 Campus Drive, Suite 210

                            Irvine.CA 92612
                            Telecopy No.: 949-679-7280

      (d) Severability. In case any provision in this Agreement or the Note shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of such contract and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      (e) Applicable Law. This Agreement and the Note, and the rights and obligations of the parties thereto, shall be governed by the laws of the State of California, exclusive of its conflicts of laws and choice of laws rules that would or may cause the application of the laws of any jurisdiction other than the State of California.

      (f)    Assignabilitv.   Borrower shall not assign its rights or
obligations hereunder, or under the Note to any other Person without the prior written consent of Lender, and any attempted assignment in violation hereof shall be null and void ab initio. Lender shall have the right to assign their rights and obligations hereunder and no consent or approval from Borrower is required in connection with any such assignment.

      (g)    Counterparts.   This Agreement may be executed in two or more
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      (h) Section Headings. The various headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretations of this Agreement or any provision hereof.

      (i) Attorneys' Fees. In the event any party institutes any action or proceeding to enforce the terms and conditions of this Agreement or the Note, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

      (j) WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE NOTE OR THE SUBJECT MATTER HEREOF AND THEREOF OR ANY DOCUMENT RELATING HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT, TORT OR OTHERWISE.

      (k) Integration. This Agreement and the Note reflect the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, whether before or after the date hereof.

IN WITNESS WHEREOF, the parties hereto do execute this Agreement as of the date first above written.

"BORROWER"

AZTEC OIL & GAS, INC., FKA AZTEC
COMMUNICATIONS, INC.
L. Mychal Jeffe3rson, President

By:  /s/ Robert L. Sonfield, Jr.
   --------------------------
Name:    Robert L. Sonfield, Jr.
Its:     Attorney-in-Fact

"LENDER"
HONG KONG LEAGUE CENTRAL CREDIT
UNION
By:_________________________
Name:________________________
Its:_________________________

                                   EXHIBITS

Exhibit "A" - Term Note

                                  Exhibit A
                       to the Term Credit Agreement
                            FORM OF TERM NOTE
                                 TERM NOTE
                                 ---------

                                                   Los Angeles, California
U.S.$1,950,000                                             August 12, 2004

     FOR VALUE RECEIVED, the undersigned, AZTEC OIL & GAS, INC., FKA AZTEC COMMUNICATIONS, INC. a Nevada corporation (the "Borrower") HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of HONG KONG LEAGUE CENTRAL CREDIT UNION (the "Lender"), without offset or counterclaim, the principal sum of ONE MILLION NINE HUNDRED FIFTY THOUSAND U.S. DOLLARS (U.S.$1,950,000) on or before the Maturity Date (as such term is defined in the Credit Agreement referred to below). The Borrower further promises to pay interest on the Term Loan outstanding hereunder from time to time at the interest rates, and payable on the dates, set forth in the Credit Agreement referred to below. This Term Note may be prepaid at any time prior to the Maturity Date without premium or penalty.

     1. Payment. Both principal and interest are payable in lawful money of the United States of America and in immediately available funds to the Lender at c/o Bermuda Trust (Hong Kong) Limited, 44/F Edinburgh Tower, The Landmark, 15 Queen's Road C, Hong Kong, or such other place as the Lender may designate in writing to the Borrower from time to time.

     2. Record Keeping. The Lender shall record the amount of principal and interest due and payable from time to time hereunder, each payment thereof and the resulting unpaid principal balance hereof, in the Lender's internal records, and any such recordation shall be rebuttable presumptive evidence of the accuracy of the information so recorded; provided, however, that the Lender's failure so to record shall not limit or otherwise affect the obligations of the Borrower hereunder and under the Credit Agreement to repay the principal of and interest on the Term Loan.

     3. Credit Agreement. This Term Note is the Note referred to in, and is subject to and entitled to the benefits of, that certain Term Credit Agreement, dated of even date herewith (as amended, modified, renewed or extended from time to time, the "Credit Agreement") between the Borrower and the Lender. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement. The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

     4. Limitation on Interest Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the


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Credit Agreement and charged or collected by the Lender or any holder of this
Term Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lender has charged or received interest hereunder or under the Credit Agreement in excess of the highest applicable rate, the rate in effect hereunder and under the Credit Agreement shall automatically be reduced to the maximum rate permitted by applicable law and the Lender shall apply all interest paid in excess of the maximum lawful rate to reduce the principal balance of the amounts outstanding hereunder and under the Credit Agreement. It is the intent of the parties hereto that the Borrower not pay or contract to pay, and that the Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of the maximum rate of interest that may be paid by the Borrower to the Lender under applicable law.

     5. Governing Law. THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, EXCLUSIVE OF ITS CONFLICTS OF LAWS AND CHOICE OF LAWS RULES THAT WOULD OR MAY CAUSE THE APPICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

AZTEC OIL GAS, INC.

By:
    -----------------------
Name:
    -----------------------

Its:
    -----------------------

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